As filed with the Securities and Exchange Commission on December 10, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DR PEPPER SNAPPLE GROUP, INC.
(Exact name of registrant as specified in its charter)

5301 Legacy Drive Plano, Texas 75024
Delaware (State or other jurisdiction of incorporation or organization)	(972) 673-7000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	98-0517725 (I.R.S. Employer Identification No.)

James L. Baldwin
Executive Vice President and General Counsel
Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, Texas 75024
(972) 673-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neel Lemon
Courtney York
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
(214) 953-6500

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Offered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, par value $0.01 per share	2,000,000	$45.31	$90,620,000	$12,360.57

(1)
Plus such additional or other number of shares as may be required in the event of a share dividend, reverse share split, split-up, recapitalization or other similar event.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Section 457(c) of the Securities Act. Calculated on the basis of the average high and low prices of the registrant's common stock, as reported by the New York Stock Exchange on December 5, 2012.

PROSPECTUS

DPS Direct Invest

        Dr Pepper Snapple Group, Inc. ("DPS") is pleased to offer you the opportunity to participate in DPS Direct Invest, a convenient direct stock purchase and dividend reinvestment program available for new investors to make an initial investment in DPS common stock and for existing stockholders to increase their holdings of DPS common stock. Program highlights include:

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  Purchasing DPS common stock without service fees or processing fees.

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  Reinvesting dividends automatically at no cost.

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  Buying additional shares of DPS common stock by check or automatic deduction from your bank account.

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  Transferring and selling shares of DPS common stock easily.

        This prospectus relates to 2,000,000 shares of DPS common stock, par value $0.01 per share, to be offered for purchase under the program.

        DPS common stock is listed on the New York Stock Exchange ("NYSE") under the trading symbol "DPS." The last reported sale price of our common stock on December 5, 2012 was $45.45 per share.

        Please read this prospectus carefully and keep it and all account statements for future reference. If you have any questions about the program, please call Computershare Trust Company, N.A. ("Computershare"), the program administrator, toll-free at 1-877-745-9312, 24 hours a day, seven days a week. Customer service representatives are available between the hours of 9:00 a.m. and 5:00 p.m. Eastern time, Monday through Friday. Computershare's website is www.computershare.com/investor.

        The shares of DPS common stock being offered are not insured or protected by any governmental agency, and involve investment risk. The payment of dividends by DPS is discretionary and dividend payments may increase, decrease or be eliminated altogether at the discretion of our Board of Directors.

        Investing in these securities involves certain risks. Please read carefully the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock, including the discussion of risks incorporated as described under "Risk Factors" on page 4 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state or country where the offer or sale is not permitted. To the extent required by applicable law in certain jurisdictions, shares offered through the program are offered only through a registered broker-dealer in those jurisdictions.

The date of this prospectus is December 10, 2012.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC").

        We have not authorized anyone to give any information or to make any representations concerning our common stock except those which are in this prospectus or any documents incorporated by reference into this prospectus. If anyone gives any other information or representation, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the common stock. This prospectus is not an offer to sell or a solicitation of an offer to buy common stock in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of our common stock, as an indication that there has been no change in our affairs since the date of this prospectus.

        This prospectus does not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC's rules and regulations. For further information, we refer you to the registration statement on Form S-3 we filed with the SEC on December 10, 2012, which can be read at the SEC web site or at the SEC office referenced herein under the heading "Where You Can Find More Information." The registration statement also includes exhibits. Statements contained in this prospectus, or that are incorporated by reference into this prospectus, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

        You should read this prospectus together with the additional information under the heading "Incorporation of Certain Information by Reference" herein.

        As used in this prospectus, unless otherwise indicated, "DPS," "we," "us" and "our" refer to Dr Pepper Snapple Group, Inc. and its consolidated subsidiaries, except in each case where otherwise indicated or the context otherwise requires.

ABOUT DR PEPPER SNAPPLE GROUP, INC.

        Dr Pepper Snapple Group, Inc. is a leading integrated brand owner, manufacturer and distributor of non-alcoholic beverages in the United States ("U.S."), Canada and Mexico with a diverse portfolio of flavored carbonated soft drinks ("CSDs") and non-carbonated beverages ("NCBs"), including ready-to-drink teas, juices, juice drinks and mixers. Our brand portfolio includes popular CSD brands such as Dr Pepper, Sunkist soda, 7UP, A&W, Canada Dry, Crush, Squirt, Peñafiel and Schweppes, and NCB brands such as Snapple, Mott's, Hawaiian Punch, Clamato, Rose's and Mr & Mrs T mixers. Our largest brand, Dr Pepper, is a leading flavored CSD in the U.S. according to The Nielsen Company. We have some of the most recognized beverage brands in North America, with significant consumer awareness levels and long histories that evoke strong emotional connections with consumers.

        We are a Delaware corporation with our principal executive offices located at 5301 Legacy Drive, Plano, Texas 75024. Our telephone number at such address is (972) 673-7000, and our website is www.drpeppersnapplegroup.com. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, in particular, statements about future events, future financial performance, plans, strategies, expectations, prospects, competitive environment, regulation and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend" or the negative of these terms or similar expressions. We have based these forward-looking statements on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements.

        Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, except to the extent required by applicable securities laws. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed in Item 1A under "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our other filings with the SEC. These risk factors may not be exhaustive as we operate in a continually changing business environment with new risks emerging from time to time that we are unable to predict or that we currently do not expect to have a material adverse effect on our business. You should carefully read those reports in their entirety as they contain important information about our business and the risks we face. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" herein.

RISK FACTORS

        Before you invest in the securities covered by this prospectus, you should carefully consider the factors discussed in Item 1A under "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, the subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012, and the cautionary notes regarding forward-looking statements included or incorporated by reference in this prospectus, together with all of the other information included in this prospectus and the documents we incorporate by reference. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" herein.

        If any of the risks described in these reports or other documents were to materialize, our business, results of operations, cash flows, financial condition and prospects could be materially and adversely affected. In that case, our ability to make distributions to our stockholders may be reduced, the trading price of our common stock could decline and you could lose all or part of your investment.

INFORMATION ABOUT THE DPS DIRECT INVEST PROGRAM

        The following questions and answers explain and constitute the governing document for DPS Direct Invest.

1.  What is DPS Direct Invest?

        DPS Direct Invest is a convenient direct stock purchase and dividend reinvestment program available for new investors to make an initial investment in our common stock and for existing stockholders to increase their holdings of our common stock. Participants in the program may elect to have dividends automatically reinvested in our DPS common stock and/or to make optional cash investments through our program administrator, Computershare.

        Participation in DPS Direct Invest is entirely voluntary, and we give no advice regarding your decision to join the program. If you decide to participate in this program, an enrollment form and reply envelope are enclosed for your convenience. Enrollment forms are also available by contacting Computershare at the address listed in Question 23.

2.  What options are available under the program?

        DPS Direct Invest allows participants to:

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  open a program account with an initial investment of as little as $250 by check, or by authorizing automatic deductions from a U.S. bank account;

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  have all or part of your DPS common stock dividends automatically reinvested at no cost in additional shares of DPS common stock;

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  increase your holdings of our common stock under the program by making additional investments of as little as $50, including the option to make automatic purchases by authorizing deductions from a U.S. bank account;

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  purchase our common stock in whole dollar amounts, rather than a specific quantity of shares, with the appropriate number of full and fractional shares credited to your DPS Direct Invest account;

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  make gifts of stock to family members and others at no charge by transferring DPS common stock to another account, new or old, or by making an initial investment;

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  sell your DPS common stock;

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  have your ownership of common stock maintained on Computershare's records in book-entry form; and

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  receive regular statements indicating activity in your program account.

        Please refer to Question 8 for additional information regarding dividend reinvestment options and Question 9 for further information regarding the methods of making additional cash investments.

        Please retain all account statements for your records. The statements contain important tax and other information.

3.  Who is eligible to participate in DPS Direct Invest?

        Any person or entity is eligible to enroll in DPS Direct Invest provided that the enrollment procedures are satisfied as described below. In the case of citizens or residents of a country other than the U.S., its territories and possessions, you can participate in DPS Direct Invest, provided there are no laws or governmental regulations that would prohibit you from participating or laws or governmental regulations that would affect the terms of DPS Direct Invest. We reserve the right to terminate participation of any stockholder if we deem it advisable under any laws or regulations. All program funds must be in U.S. funds and drawn on a U.S. bank. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. Please contact your local bank for details on how to make the transaction.

4.  How does a DPS stockholder enroll in the program?

        If you are already a DPS stockholder of record (that is, if you own shares that are registered in your name, not your broker's name) but you are not enrolled in DPS Direct Invest, you may enroll in the program simply by completing and returning the enclosed enrollment authorization form to Computershare or by calling Computershare directly at 1-877-745-9312. You may obtain additional enrollment authorization forms at any time upon request to Computershare.

5.  I already own shares, but they are held by my bank or broker and registered in "street name." Can I use those shares to participate in the program?

        Yes. To become a participant, you may choose from among the following three options:

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  If your shares of our common stock are registered in the name of a bank, broker or other nominee, you may arrange for that bank, broker or nominee to register at least one share directly in your name in order to become eligible to participate in DPS Direct Invest. Once at least one share is registered in your name, you can complete an enrollment authorization form as described in Question 4.

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  If your shares of our common stock are registered in the name of a bank, broker or other nominee, you may make arrangements to have your bank, broker or nominee participate in DPS Direct Invest on your behalf.

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  You may enroll in the program in the same manner as someone who is not currently a DPS stockholder, as described in Question 6.

6.  I am not currently a DPS stockholder. How do I enroll in DPS Direct Invest?

        If you do not currently own any DPS common stock and you wish to become a stockholder and a participant in DPS Direct Invest, you may enroll in the program by completing an initial enrollment form, and making an initial investment of at least $250 but no more than $100,000. To make your initial investment, you may either:

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  include with your initial investment form a check made payable to "Computershare—Dr Pepper Snapple Group" in an amount equal to at least $250;

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  authorize a one-time online investment of at least $250; or

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  authorize automatic deductions of not less than $50 per transaction from a U.S. bank account for at least five consecutive purchases. Automatic deductions will continue indefinitely, beyond the initial five purchases, until you notify Computershare through Computershare's website, www.computershare.com/investor, or in writing that the automatic deductions are to stop. An authorization form for automatic deductions is included with the initial investment form.

        Additionally, a one time enrollment fee of $15 will be charged to enroll in DPS Direct Invest if you are not already a DPS stockholder.

7.  Are there costs associated with participation?

        If you are not already a DPS stockholder at the time you enroll in DPS Direct Invest, you will be charged a one time enrollment fee of $15. You will incur no service fees or processing fees for purchases you make under DPS Direct Invest. We will pay all costs of purchases of the shares and administration of the program. If you instruct Computershare to sell some or all of your shares, you will be charged a service fee and a per share processing fee. Per share processing fees may include any brokerage commissions Computershare is required to pay. See Question 18 for more information.

8.  What are the dividend reinvestment options?

        As a participant in the program, you may elect to reinvest all, part or none of the dividends on your DPS common stock for the purchase of additional shares. The options available to you are as follows:

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  Full Dividend Reinvestment.  If you select this option, Computershare will apply all of your dividends on all DPS common stock registered in your name toward the purchase of more shares of DPS common stock.

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  Partial Dividend Reinvestment.  If you select this option, Computershare will pay you dividends in cash on the number of shares of DPS common stock that you specify on your enrollment form and apply the balance of your dividends toward the purchase of more shares of DPS common stock.

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  All Dividends Paid in Cash (No Dividend Reinvestment).  If you select this option, your dividends will not be reinvested. Instead, you will receive payment by check or automatic deposit (at your option) for all of your cash dividends.

        Computershare will continue to reinvest your dividends as you have indicated on your enrollment form until you specify otherwise. You may change your election at any time by either completing and submitting a new enrollment form or by contacting Computershare directly at 1-877-745-9312 or online at www.computershare.com/investor. No matter which reinvestment option you have selected, you may make optional cash investments as described in Question 9.

9.  How do I make an additional investment?

        You may make optional cash investments by choosing among the following three options:

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  Check Investment.  You may make optional cash investments in our common stock by sending to Computershare a check for the purchase of additional shares. The check must be made payable to "Computershare—Dr Pepper Snapple Group" in U.S. dollars and drawn on a U.S. bank. If you are not in the U.S., contact your bank to verify that it can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. Computershare will not accept cash, money orders, traveler's checks or third party checks. All checks should be sent to Computershare at the address listed on the tear-off form section attached to each account statement you receive, or if making an investment when enrolling, with your enrollment form.

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  Online Investment.  At any time, participants may make optional cash investments through Computershare's website, www.computershare.com/investor, by authorizing a one-time online bank debit from an account at a U.S. bank or financial institution. You should refer to the online confirmation for the account debit date and investment date.

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  Automatic Investment from a Bank Account.  As an alternative to sending checks, you may elect to have funds automatically withdrawn from your checking or savings account at a U.S. bank. You may elect the automatic deduction option by completing and signing a direct debit authorization form and returning this form to Computershare, together with a voided blank check or savings account deposit slip for the bank account from which the funds are to be withdrawn. Additional authorization forms are available through Computershare. You may also enroll online through www.computershare.com/investor. Your authorization form for automatic deductions will be processed and will become effective as promptly as practical. You should allow four to six weeks for the first investment to be initiated using this automatic deduction feature. Once automatic deductions begin, funds will be withdrawn from your bank account on either the first or fifteenth day of each month, or both (at your option), or the next business day if either of those days is not a business day. Those funds normally will be invested within five business days. You may change the amount of money or terminate automatic deductions by completing and submitting to Computershare a new direct debit authorization form or online at www.computershare.com/investor. To be effective for a particular investment date, Computershare must receive your new instructions at least six business days before the investment date. See Question 12 for information regarding investment dates.

10.  What are the minimum and maximum amounts for additional investments?

        In addition to increasing your holdings of DPS common stock through the reinvestment of dividends, you may make optional cash investments in DPS common stock at any time. Your optional cash investment must be at least $50 up to a maximum of $100,000 in any calendar year. Whether participating through the use of a check, one-time online investment, or through the automatic deduction feature, the $50 minimum per transaction applies. If you are not a DPS stockholder and are a first-time investor in the program, your initial investment must be for at least $250 and cannot exceed $100,000. See Question 6 for additional information regarding an initial investment.

        Optional cash investments will be returned to you upon your request provided that Computershare receives your request at least two business days prior to the investment date.

11.  What is the source of DPS common stock purchased through the program?

        At our option, shares may be purchased in the open market through a registered broker-dealer or directly from DPS. DPS currently anticipates that shares will be purchased in the open market. Share purchases in the open market may be made on any stock exchange where DPS common stock is traded or by negotiated transactions on terms as Computershare may reasonably determine. Neither DPS nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

12.  When will shares be purchased under the program?

        General.    Direct purchases from DPS of authorized but unissued shares of DPS common stock will be made on the relevant "investment date." Purchases on the open market will begin on the investment date and will be completed no later than 30 days from such date, except where completion at a later date is necessary or advisable under any applicable federal securities laws.

        Optional Cash Investments.    Computershare will normally invest any initial and additional cash investments by check, online investment, or by automatic deductions from a U.S. bank account towards the purchase of DPS common stock no later than five business days after receipt of the investment. Computershare will determine the actual investment date for initial and additional cash investments.

        Dividend Reinvestments.    The investment date for reinvested cash dividends will be the dividend payment date. If the investment date falls on a date when the NYSE is closed, the investment date will be the next day that the NYSE is open. If Computershare receives your enrollment form requesting reinvestment of dividends on or before the record date established for a particular dividend, reinvestment will commence with that dividend. Dividend record dates for dividends which may be declared on DPS common stock and the related payment dates are announced by press release and posted on our website at www.drpeppersnapplegroup.com under the "Investors" caption.

        If your enrollment form is received after the record date for a particular dividend, the reinvestment of dividends will begin on the dividend payment date following the next record date if you are a participant in DPS Direct Invest.

13.  At what price will shares be purchased?

        For shares purchased on the open market, the price will be the weighted average of the purchase price of all shares purchased for the program for that investment date.

        For shares purchased directly from DPS, the price will be the average of the high and low sales prices of the common stock on the NYSE during regular trading hours for that investment date. If no trading in DPS common stock occurs on the NYSE for that date, we will determine your price per share on the basis of market quotations as we deem appropriate.

14.  Will fractional shares be purchased?

        Yes. If any dividend or optional cash investment is not sufficient to purchase a whole share of DPS common stock, a fractional share equivalent will be credited to your account. All fractional shares are rounded to six decimal places.

15.  How are payments with "insufficient funds" handled?

        In the event that any check, authorized electronic funds transfer or other deposit is returned unpaid for any reason, or your predesignated U.S. bank account does not have sufficient funds for an automatic debit, Computershare will consider the request for investment of that purchase null and void and will immediately remove from your account any shares already purchased in anticipation of receiving those funds. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, Computershare may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a $25 fee for any check or other deposit that is returned unpaid by your bank and for any failed automatic deduction from your predesignated U.S. bank account. This fee will be collected by Computershare through the sale of the number of shares from your DPS Direct Invest account necessary to satisfy the fee.

16.  Will interest be paid on the program accounts?

        No. Interest will not be paid on amounts held pending investment.

17.  Who will hold the additional shares purchased through DPS Direct Invest?

        We are a participant in the Direct Registration System ("DRS"). DRS is a method of recording shares of stock in book-entry form. Shares purchased through DPS Direct Invest will be credited in book-entry form to your account on Computershare's records. The number of shares (including fractional interests) credited to your account will be shown on each account statement.

18.  How may I sell shares I hold through DPS Direct Invest?

        You may request that Computershare sell common shares credited to your program account in the manners described below:

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  Market Order:  A market order is a request to sell securities promptly at the current market price. Market order sales are only available at www.computershare.com/investor, through Investor Centre, or by calling Computershare directly at 1-877-745-9312. Market order sale requests received at www.computershare.com/investor, through Investor Centre, or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m., Eastern Time). Any orders received after 4:00 p.m., Eastern Time, will be placed promptly on the next day the market is open. The price shall be the market price of the sale obtained by Computershare's broker, minus a processing fee of $0.12 per share sold. Each market order sale will also incur a service fee of $25.

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  Batch Order:  A batch order is an accumulation of all sale requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by Computershare will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sale requests received in writing will be submitted as batch order sales. Computershare will seek to sell shares in round lot transactions. For this purpose Computershare may combine each selling DPS Direct Invest participant's shares with those of other selling participants. In every case of a batch order sale, the proceeds to each selling DPS Direct Invest participant for each share sold will be the weighted average sale price obtained by Computershare's broker for each aggregate order placed by Computershare and executed by the broker, minus a processing fee of $0.12 per share sold. Each batch order sale will also incur a service fee of $15.

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  Day Limit Order:  A day limit order is an order to sell securities when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after market hours, the next day the market is open). Depending on the number of securities being sold and the current trading volume in the securities, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by Computershare at its sole discretion or, if Computershare's broker has not filled the order, at your request made online at www.computershare.com/investor or by calling Computershare directly at 1-877-745-9312. Each day limit order sale will incur a service fee of $25 and a processing fee of $0.12 per share sold.

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  Good-Til-Cancelled (GTC) Limit Order:  A GTC limit order is an order to sell securities when and if the securities reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of securities being sold and current trading volume in the securities, sales may be executed in multiple transactions and over more than one day. If an order remains open for more than one day during which the market is open, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by Computershare at its sole discretion or, if Computershare's broker has not filled the order, at your request made online at www.computershare.com/investor or by calling Computershare directly at 1-877-745-9312. Each GTC limit order sale will incur a service fee of $25 and a processing fee of $0.12 per share sold.

        Alternatively, you may choose to sell common shares in your program account through a stockbroker of your choice, in which case you should contact your broker about transferring shares from your plan account to your brokerage account.

        Computershare generally supports the sales options set forth above. All sales options, however, may not be available at all times.

        All per share processing fees include any brokerage commissions Computershare is required to pay. An additional $15 will be charged if the assistance of a Customer Service Representative is required when selling shares.

        Computershare may, for various reasons, require a transaction request to be submitted in writing. Participants should contact Computershare to determine if their particular request, including any sales request, must be submitted in writing. Computershare reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares for the program are sold, and no one, other than Computershare, will select the broker(s) or dealer(s) through or from whom sales are to be made.

        You should be aware that the price of DPS common stock may rise or fall during the period between a request for sale, its receipt by Computershare and the ultimate sale on the open market. Instructions sent to Computershare to sell shares are binding and may not be rescinded.

        If you elect to sell shares online at www.computershare.com/investor through Investor Centre, you may utilize Computershare's international currency exchange service to convert your sale proceeds to your local currency prior to being sent to you. Receiving your sales proceeds in a local currency and having your check drawn on a local bank avoids the timely and costly "collection" process required for cashing U.S. dollar checks. This service is subject to additional terms and conditions and fees, which you must agree to online.

19.  Can I transfer shares that I hold in the program to someone else?

        Yes. You may transfer ownership of some or all of your shares held through DPS Direct Invest. You may call Computershare at 1-877-745-9312 for complete transfer instructions. You also may download transfer instructions at www.computershare.com/investor. You will be asked to send to Computershare written transfer instructions. Your signature on the written transfer instructions must be "Medallion Guaranteed" by a financial institution. Most banks and brokers participate in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing is in fact the owner of the participant's shares. A notary is not sufficient.

        You may transfer shares to new or existing DPS stockholders. If you transfer less than one whole share, a new DPS Direct Invest account may not be opened for the transferee. If the transferee is not already a participant in DPS Direct Invest and you transfer more than one whole share, an account will be opened in the name of the transferee and he or she will automatically be enrolled in the program. If the transferee is not already a participant in DPS Direct Invest, the account will be enrolled under the full reinvestment option unless you specify differently. The transferee may change the investment option after the transfer has been made as described in Question 21.

        You may not pledge any shares of common stock held in your DPS Direct Invest account as collateral for a loan or other obligation. If you wish to pledge shares held in your DPS Direct Invest account, you must first withdraw the number of shares you propose to pledge from your account.

20.  I've just moved. How can I request a change of address or update other personal data?

        It is important that our records contain your most up-to-date personal data. If you need to request a change of address or update other personal data, please call Computershare at 1-877-745-0312, write to Computershare at the address listed in Question 23, or update your information online through Investor Centre at www.computershare.com/investor.

21.  How may I change my dividend reinvestment option or discontinue reinvesting my dividends?

        You may change dividend reinvestment options by calling Computershare directly at 1-877-745-9312, instructing Computershare in writing at its address listed in Question 23, online at www.computershare.com/investor or by submitting to Computershare a new election on an enrollment form. To be effective for a specific dividend, any change must be received by Computershare before the record date for that dividend. See Question 12 for information regarding record dates.

        You may discontinue reinvestment of cash dividends at any time by calling or writing to Computershare. If Computershare receives your request to discontinue dividend reinvestment near a record date for a dividend, Computershare may either pay the dividend in cash or reinvest it under the program on the next investment date on your behalf. If reinvested, Computershare may sell the shares purchased and send the proceeds to you, less any service fee, processing fee and any other costs of sale. After processing your request to discontinue dividend reinvestment, any shares credited to your account under DPS Direct Invest will continue to be held in book-entry form. Dividends on any shares held in book-entry form will be paid in cash by check or direct deposit (at your option). To receive cash dividends by direct deposit, see Question 22.

22.  May I receive dividend payments by direct deposit?

        Yes. Through the program's direct deposit feature, instead of receiving dividend checks, you may elect to have your cash dividends paid by electronic funds transfer to your U.S. bank account on the dividend payment date. To receive dividends by direct deposit, you must complete, sign and return to Computershare an authorization form for direct deposit. You may obtain this form by calling Computershare directly at 1-877-745-9312. You also may elect direct deposit at www.computershare.com/investor through Investor Centre.

        Authorization forms for direct deposit will be processed and will become effective as promptly as practicable after receipt of the form by Computershare. You may change your designated bank account for direct deposit or discontinue this feature at any time by submitting to Computershare a new authorization form for direct deposit, through the Internet, or by written instruction to Computershare.

23.  Who administers DPS Direct Invest? How do I contact them?

        Computershare directs the purchase of and credits participants' accounts with shares of DPS common stock acquired under the program, keeps records, sends statements of account activity to participants and performs other related duties.

        You may contact Computershare by writing to:

  DPS Direct Invest
  c/o Computershare
  P.O. Box 43078
  Providence, RI 02940-3078

        You may contact Computershare at one of the telephone numbers listed below:

  •
  Stockholder customer service, including sale of shares: 1-877-745-9312 (within the U.S.) and 1-781-575-4033 (outside the U.S.).

  •
  New investors requesting program material: 1-877-745-9312 (available 24 hours a day, 7 days a week) and TDD: 1-800-952-9245 (a telecommunications device for the hearing impaired is available).

        You also may contact Computershare via the Internet. Computershare's Internet address is www.computershare.com/investor. Messages sent via the Internet will be responded to promptly. At Computershare's website, you can access your share balance, sell shares, and obtain online forms and other information about your account.

24.  What reports will I receive?

        Statements of your account activity will be sent to you after each transaction, which will simplify your record keeping. Each account statement will show the amount invested, the purchase or sale price, the number of shares purchased or sold and any applicable service fees, as well as any activity associated with share deposits or withdrawals. For shares acquired in DPS Direct Invest after January 1, 2011, the statement will include specific cost basis information in accordance with applicable law. Please notify Computershare promptly either in writing or by telephone if your address changes. In addition, you will receive copies of the same communications sent to all other holders of DPS common stock, such as annual reports and proxy statements. You also will receive any U.S. Internal Revenue Service ("IRS") information returns, if required.

        Please retain all account statements for your records. The statements contain important tax and other information.

25.  What if DPS issues a stock dividend or declares a stock split?

        Any stock dividends or split shares of DPS common stock distributed by DPS on shares credited to your account will be credited to your account. You will receive a statement indicating the number of shares earned as a result of the transaction.

26.  How do I vote my program shares at stockholders' meetings?

        Each stockholder entitled to vote at a meeting of stockholders is sent either a notice containing instructions on how to access our proxy statement and our annual report online or a printed copy of our proxy materials before the meeting. You are encouraged to read the proxy statement carefully. You may vote online or by phone or by returning the signed, dated proxy material. The proxies will vote the shares in accordance with your instructions. Fractional shares will not be voted.

27.  Can DPS Direct Invest be changed?

        While DPS Direct Invest is intended to continue indefinitely, DPS reserves the right to suspend or terminate the program at any time. DPS also reserves the right to make modifications to the program. You will be notified of any such suspension, termination or modification.

        Computershare also may terminate your DPS Direct Invest account if you do not own at least one whole share. In the event that your program account is terminated for this reason, a check for the cash value of the fractional share based upon the then-current market price, less any service fee, any processing fees and any other costs of sale will be sent to you and your account will be closed.

        Any questions of interpretation that may arise under the program will be determined by DPS and such determination will be final.

28.  What are the responsibilities of DPS and Computershare under the program?

        Neither DPS nor Computershare will be liable for any act or omission to act, which was done in good faith, including any claim of liability arising out of the failure to cease reinvestment of dividends for a participant's account upon the participant's death prior to receipt of notice in writing of the death along with a request to cease dividend reinvestment from a qualified representative of the deceased, the prices at which shares are purchased or sold for participants' accounts, the times when purchases or sales are made, or fluctuations in the market value of DPS common stock.

        You should recognize that neither DPS nor Computershare can assure you of a profit or protect you against a loss on shares purchased through the program.

        Although DPS currently contemplates the continuation of quarterly dividends, the payment and amount of dividends is subject to the discretion of our Board of Directors and will depend upon future earnings, the financial condition of DPS and other factors.

29.  What are the federal income tax consequences of participating in the program?

        This is a general discussion of the U.S. federal income tax consequences of the program. You should consult your own tax advisor with respect to the tax consequences of participation in the program (including foreign, federal, state, local and other tax laws and U.S. tax withholding laws) applicable to your particular situation.

        Cash dividends reinvested under the program will be taxable for U.S. federal income tax purposes as having been received by you even though you have not actually received them in cash.

The total amount of dividends earned by you during the year, whether or not they are reinvested, will be reported to you and the IRS on IRS Form 1099-DIV shortly after the close of each year.

        In addition, when Computershare purchases shares for your account on the open market rather than directly from DPS, you must include in your gross income, as an additional dividend, your allocable share of any brokerage commissions paid by DPS on such open market purchase. This amount will be reported to you and the IRS on IRS Form 1099-DIV shortly after the end of each year. Your tax basis in these shares will be the cost of the shares plus your allocable share of brokerage commissions paid by DPS.

        You will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares to your program account or the withdrawal of whole shares from your account. You will, however, generally realize gain or loss upon the receipt of cash for a fractional share that you elect to withdraw from your account. You will also realize gain or loss when shares are sold. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis in the shares (generally, the amount you paid for the shares, plus allocable brokerage commissions paid by DPS). In order to determine the tax basis for shares in your account, you should retain all account statements.

        Dividends of a nonresident foreign stockholder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are a nonresident foreign stockholder whose dividends are subject to U.S. federal income tax withholding, the amount of the tax to be withheld will be deducted from the amount of dividends, and your election regarding dividend reinvestment will apply to the net amount of dividends remaining after such deduction for tax withholding.

        Dividends paid on shares in the program accounts, and proceeds from a sale of shares, may be subject to the "backup withholding" provisions of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"). If you fail to furnish a properly completed Form W-9 or its equivalent or are otherwise subject to backup withholding, Computershare must withhold and pay over to the IRS a withholding tax at the rate (currently 28%) prescribed by Section 3406 of the Internal Revenue Code from the amount of dividends, the proceeds of the sale of a fractional share, and the proceeds of any sale of whole shares, unless you are exempt from backup withholding.

 SUMMARY FINANCIAL INFORMATION

        In June and December 2011, the Financial Accounting Standards Board issued Accounting Standard Update ("ASU") 2011-05 and ASU 2011-12, Presentation of Comprehensive Income ("ASU 2011-05" and "ASU 2011-12"). ASU 2011-05 requires registrants to present the total of comprehensive income, the components of net income, and the components of other comprehensive income ("OCI") either in a single continuous statement of comprehensive income or in two separate but consecutive statements. ASU 2011-12 defers the ASU 2011-05 requirement for registrants to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statements where the components of net income and the components of other comprehensive income are presented. ASU 2011-05 and ASU 2011-12 were effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company presented comprehensive income in two separate but consecutive statements beginning with the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2012.

        Set forth below is a summary of our consolidated comprehensive income data for the periods indicated. The information for the years ended December 31, 2011, 2010 and 2009 has been derived from our audited consolidated financial statements. You should read the following summary financial information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes incorporated by reference in this registration statement.

	Year Ended December 31,
	2011	2010	2009
	(in millions)
Statement of Comprehensive Income Data:
Net Income	$606	$528	$555
Net foreign currency translation adjustment	(34)	19	22
Net change in pension liability	(17)	14	7
Net gain (loss) on cash flow hedges	(31)	(2)	18

Total comprehensive income	$524	$529	$602

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and in accordance therewith we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet site maintained by the SEC at http://www.sec.gov. You may also inspect those reports, proxy statements and other information concerning us at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which shares of our common stock are currently listed.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours or one of our subsidiaries, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and all of its exhibits at the SEC's public reference room in Washington, D.C., as well as through the SEC's web site.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows information to be "incorporated by reference" into this prospectus, which means that important information can be disclosed to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the following documents (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

  •
  our Current Reports on Form 8-K filed with the SEC on February 8, 2012, May 16, 2012, May 17, 2012, August 9, 2012, September 26, 2012, November 14, 2012, November 16, 2012 and November 20, 2012, in each case other than information furnished under Items 2.02 or 7.01 of Form 8-K; and

  •
  the description of our common stock, par value $0.01 per share, under the heading "Description of Capital Stock," contained in our Preliminary Information Statement filed as Exhibit 99.1 to Amendment No. 5 to our Registration Statement on Form 10, filed with the SEC on April 22, 2008.

        In addition, all documents that we file with the SEC on or after the date hereof under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of Form 8-K) will be incorporated by reference until the offering or offerings to which this prospectus relates are completed.

        You may obtain without charge a copy of documents that are incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address: Dr Pepper Snapple Group, Inc., 5301 Legacy Drive, Plano, Texas 75024, Attn: Investor Relations. These documents may also be accessed through our website at www.drpeppersnapplegroup.com or as described under the heading "Where You Can Find More Information" above. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

USE OF PROCEEDS

        We will receive proceeds from the purchase of our common stock through the program only to the extent that such purchases are made directly from us and not from open market purchases by Computershare. We expect to use the net proceeds from the sale of our common stock through the program for general corporate purposes.

LEGAL MATTERS

        Baker Botts L.L.P., Dallas, Texas, has passed on certain legal matters in connection with the validity of the common stock to be issued by DPS pursuant to this prospectus.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from Dr Pepper Snapple Group, Inc.'s Annual Report on Form 10-K and the effectiveness of Dr Pepper Snapple Group, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Prospectus Dated December 10, 2012

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the approximate amount of expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions. All of the amounts shown are estimates except the SEC registration fee.

SEC registration fee	$12,400
Legal fees and expenses	$14,600
Printing and distribution of prospectus	$15,000
Accounting fees and expenses	$20,000
Miscellaneous expenses	$5,000

Total	$67,000

ITEM 15.    Indemnification of Directors and Officers

        Set forth below is a description of certain provisions of the Amended and Restated Certificate of Incorporation, as amended to date (the "Certificate of Incorporation"), of Dr Pepper Snapple Group, Inc. (the "Company") and the Delaware General Corporation Law (the "DGCL"). This description is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation and the DGCL.

Delaware General Corporation Law

        Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Certificate of Incorporation

  Limitation on Liability of Directors

        Pursuant to authority conferred by Section 102 of the DGCL, Article Seventh of our Certificate of Incorporation eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty, including, without limitation, directors serving on committees of our Board of Directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

  Indemnification and Insurance

        In accordance with Section 145 of the DGCL, Article Eighth of the Certificate of Incorporation grants our directors and officers a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative actions, suits or proceedings to which they are a party (other than an action or suit by us or in our right, in which case our directors and officers have a right to indemnification for all expenses, except in respect of any claim, issue or matter as to which such officer or director is adjudged to be liable to us) (1) by reason of the fact that they are or were our directors or officers, (2) by reason of the fact that, while they are or were our directors or officers, they are or were serving at our request as directors or officers of another corporation, partnership, joint venture, trust or entity or (3) by reason of any action alleged to have been taken or omitted in such person's capacity as our director or officer or in any other capacity while serving at our request as directors or officers of another corporation, partnership, joint venture, trust or entity.

        Article Eighth of the Certificate of Incorporation further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to us by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified under Article Eighth. We may not indemnify or make advance payments to any person in connection with proceedings initiated against us by such person without the authorization of our Board of Directors.

        In addition, Article Eighth of the Certificate of Incorporation provides that directors and officers therein described shall be indemnified to the fullest extent permitted by the DGCL, and if the DGCL is subsequently amended to expand further the indemnification or advancements permitted, then the Company shall indemnify such directors and officers to the fullest extent permitted by the DGCL, as so amended.

        Article Eighth of the Certificate of Incorporation allows the indemnification to continue after an indemnitee has ceased to be our director or officer and to inure to the benefit of the indemnitee's heirs, executors and administrators.

        Article Eighth of the Certificate of Incorporation further provides that the right to indemnification is not exclusive of any other right that any indemnitee may be entitled under any law, any agreement or vote of stockholders or disinterested directors or otherwise.

        The Certificate of Incorporation authorizes us to purchase insurance for our directors and officers and persons who serve at our request as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or entity against any liability incurred in such capacity, whether or not we would have the power to indemnify such persons against such expense or liability under the DGCL. We intend to maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of directors and officers.

ITEM 16.    Exhibits

        The Exhibits listed on the accompanying Exhibit Index are filed as part of, or incorporated by reference into, this registration statement.

ITEM 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on December 10, 2012.

DR PEPPER SNAPPLE GROUP, INC.
By:	/s/ JAMES L. BALDWIN James L. Baldwin Executive Vice President & General Counsel

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Larry D. Young, Martin M. Ellen and James L. Baldwin, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 10th day of December, 2012.

SIGNATURE	TITLE

/s/ LARRY D. YOUNG Larry D. Young	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ MARTIN M. ELLEN Martin M. Ellen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ ANGELA A. STEPHENS Angela A. Stephens	Senior Vice President and Controller (Principal Accounting Officer)
/s/ WAYNE R. SANDERS Wayne R. Sanders	Chairman of the Board
John L. Adams	Director

SIGNATURE	TITLE

/s/ DAVID E. ALEXANDER David E. Alexander	Director
/s/ TERENCE D. MARTIN Terence D. Martin	Director
/s/ PAMELA H. PATSLEY Pamela H. Patsley	Director
/s/ JOYCE M. ROCHÉ Joyce M. Roché	Director
/s/ RONALD G. ROGERS Ronald G. Rogers	Director
/s/ JACK L. STAHL Jack L. Stahl	Director
/s/ M. ANNE SZOSTAK M. Anne Szostak	Director
/s/ MICHAEL F. WEINSTEIN Michael F. Weinstein	Director

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of Dr Pepper Snapple Group, Inc. (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K (filed on May 12, 2008) and incorporated herein by reference).
3.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Dr Pepper Snapple Group, Inc. effective as of May 17, 2012 (filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q (filed on July 26, 2012) and incorporated herein by reference).
3.3
Amended and Restated By-Laws of Dr Pepper Snapple Group, Inc. effective as of May 17, 2012 (filed as Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q (filed on July 26, 2012) and incorporated herein by reference).
5.1	Opinion of Baker Botts L.L.P.
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
24.1	Powers of Attorney (set forth on signature page).